Exhibit 99.1

Spirit MTA REIT New York, NY June 2018

Disclaimer This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, our ability to realize our asset disposition plan by selling down assets leased to Shopko; our significant leverage, which may expose us to the risk of default under our debt obligations; risks associated with using debt to fund our business activities (including our ability to use Master Trust 2014, an asset-backed securitization trust, as our main financing vehicle, changes in interest rates and conditions of the debt capital markets, generally); our dependence on our external manager, Spirit Realty, L.P., to conduct our business and achieve our investment objectives; our continued ability to source new investments; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate); the financial performance of our tenants and the demand for traditional retail and restaurant space; potential fluctuations in the consumer price index; risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in our most recent filings with the SEC, including our registration statement on Form 10, as amended. We expressly disclaim any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of any securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state. Certain information contained herein is preliminary and subject to change and may be superseded in its entirety by further updated materials. We do not make any representation as to the accuracy or completeness of the information contained herein. Certain data set forth herein has been obtained from third parties, the accuracy of which we have not independently verified. This information is not intended to provide and should not be relied upon for accounting, legal or tax advice or investment recommendations. You should consult your own counsel, tax, accountant, regulatory and other advisors as to such matters.

Key Investor Highlights Spirit MTA REIT ShopKo Master Trust •790 Assets1 Academy •$2.0Bn of Debt2 •$172MM of Contractual Rent Other Assets    High Quality Portfolio of Diversified Assets Flexible Master Trust Unencumbered Portfolio to Fuel Growth Strong and Independent Board Experienced External Manager Highly Flexible and Incentivized Management Structure    1: Property count as of March 2018 Master Trust remittance report, includes 6 mortgage properties. 2: Outstanding principal as of March 2018. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors

SMTA Portfolio Top 20 Tenants1ï,§ Shopko represents 20.1 % Specialty Retail Shops Holding Corp. the majority of the AMC Entertainment, Inc Academy, LTD. Top 5 unencumbered Universal Pool Co., Inc. 34.4% Creme De La Creme, Inc. portfolio Top 10 Goodrich Quality Theatres 44.9% Casual Male Retail Group Inc Buehler Food Markets Inc. Top 20ï,§ Shopko sale 58.1% Carmax, Inc proceeds expected Heartland Dental Holdings, Inc Regal Entertainment Group to be reinvested Station Casinos, LLC Express Oil Change, LLC into assets and Capitol Racquet Sports, Inc distributed to Cinema Operating Company Pine Creek Medical Center, LLP shareholders Norms Restaurant, LLC Automotove Remarketing Group, Inc. Mills Fleet Farm Group, LLC HR Group Holdings, LLC 1: Pro forma SMTA as of 03/31/2018. Percentages represent Tenant Contractual Rent divided by SMTA total contractual rent of $234MM. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 4

Other Key Metrics for SMTA1,2 As of 3/31/2018 SMTA MTA Non MTA Contractual Rent $ 233,854 $ 171,958 $ 61,896 Occupied SQF 19,763 11,377 8,386 Total Properties 894 784 110 Vacant Properties 16 9 7 Vacant SQF 379 132 247 Contractual Contractual MTA Top 10 Tenants Rent % Non MTA Tenants Rent % AMC Theatres 4.7 % Shopko 19.8 % The Great Escape 3.1 % Academy Sports 4.0 % Crème de la Crème 2.3 % PwC 0.9 % Goodrich Quality Theaters 2.3 % Children’s Learning Adventure 0.9 % Casual Male 2.2 % Crown Distributing LLC 0.5 % Buehler’s Fresh Foods 2.2 % Neighbor’s Emergency Center 0.3 % CarMax 2.0 % Fitness Evolution 0.2 % Heartland Dental 1.8 % Regal Cinemas 1.8 % Station Casinos 1.5 % Total 23.9 % Total 26.6% 1: Pro forma SMTA as of 03/31/2018. 2: Contractual Rent, Occupied SQF, and Vacant SQF metrics are displayed in thousands. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 5

SMTA Strategy ï,§ Sell Shopko and other non-core assets ï,§ Distribute a portion of net sale proceeds to shareholdersï,§ Redeploy remaining proceeds into MTA assets for levered growthï,§ Recently sold three Shopkos for $15.5MM at a 7.9% cap rate1ï,§ Increase MTA’s cash flows through portfolio recycling and new investments ï,§ Refinance existing MTA notes to maximize FAD as refinancing windows open 1. Spirit provided $2.9MM in 1-year seller financing for two sites. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 6

Operational Excellence ï,§ Research driven focus on industries 1 that are positioned for long-term Forces success utilizing Spirit Heat Map Five rter’s Poï,§ Proprietary Spirit Property Ranking Model with annual review process General Merchandise (Shopko) $557MM ensures oversight Best Fit $360MM Line Casual Dining Spirit’s Movie Theaters Industries Industrial below the QSR Real best fit line Estate $240MM are areas in Investment which Spirit ï,§ Focused portfolio management (Spirit’s $ intends to Investment increase its within Medical Office investment each Specialty Retail category) $120MM allows for ongoing portfolio Education Home Furnishings Automotive Service HealthGrocery and Fitness Auto Dealers Entertainment improvement Professional Car Washes Services Drug Stores Sporting Goods Risk Adjusted Return Based On Spirit’s Heat Map ï,§ Consolidated credit review and monitoring of tenants enhances visibility into tenant health and provides critical lead time to deal with tenant issues 1: Porter’s 5 Forces includes competition, substitution, barriers to entry, supplier dynamic and buyer dynamic. Please refer to Michael E. Porter, “Competitive Strategy: Techniques for Analyzing Industries and Competitors”. 2: Spirit Property Rankings are only for single tenant ranked properties and includes mortgages. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 7

Capital Allocation Strategy Sell Disposition Proceeds to Shareholders Dividends to Unencumbered Shareholders Assets to MTA Optimize MTA Cash Flows ï,§ Sell Shopko and $400MM unencumbered assets $350MM Recycle Recycle $129MM $147MM in $300MM in collateral collateral ï,§ Distribute a portion $250MM of net proceeds to shareholders $200MM ï,§ Reinvest remaining $150MM net proceeds and $100MM lever into MTA $50MMï,§ Maximize free cash flow of MTA $MM 4.75% 5.00% 5.25% 5.50% 5.75% 6.00% 6.25 Cap % Rates 6.50 % Based 6.75 % on 7.00 Appraised % 7.25% 7.50 Values % 7.75% 8.00% 8.25% 8.50% 8.75% 9.00% 9.25% 9.50 % Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 8

Illustrative Dividend Opportunity[1]


$100MM
Unencumbered Asset Sales[2]
Illustrative Special Dividend – 50% of Proceeds
$50MM
Reinvest into Assets[3]
$50MM
Special Dividend
50% Levered
75% Levered
-$10MM
Lost FAD
$100MM
Assets Purchased
+$7.0MM – NOI
-$2.5MM – Int. Exp.
+$4.5MM – FAD
$200MM
Assets Purchased
+$14.0MM – NOI
-$7.5MM – Int. Exp.
+$6.5MM – FAD

Asset sales + reinvestment create potential for dividends to shareholders of SMTA

Total Cash Flow to Shareholders[4]

	$MM		Per Share[5]	
	50% Lvg.	75% Lvg.	50% Lvg.	75% Lvg.
Lost FAD	(10.0)	(10.0)	($0.23)	($0.23)
Special Dividend	50.0	50.0	$1.16	$1.16
Purchased FAD - 50% / 75% Lvg.	4.5	6.5	$0.10	$0.15
Total	**44.5**	**46.5**	**$1.03**	**$1.08**

1: The illustrative strategy for reinvestment of proceeds remains subject to Board approval.
2: Illustrative 10% cap rate.
3: Illustrative assets purchased at a 7.0% cap rate with 5% interest rate on new debt. However, these cap rates and interest rates are for illustrative purposes only. The actual cap rate of any assets acquired and the interest rate of any new debt incurred in connection therewith may be materially different, which could materially impact the resulting FAD and FAD per share.
4: Assumes illustrative 100% FAD payout ratio.
5: Assumes share count of 43MM.

Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors

Pg. 9

Illustrative SMTA Sum of the Parts

- SMTA benefits from ability to raise secured debt at attractive rates
- Maximize value of Shopko and workout assets to provide capital for future Master Trust A issuances and special dividends to shareholders

$ in millions (except per share amounts)	Illustrative 12/31/2017 SMTA Portfolio
Encumbered Assets	
Collateral Value of MTA as of Series 2017-1 Cut-Off Date	$ 2,596
Release Account Cash as of Series 2017-1 Cut-Off Date	51
Total MTA Debt	1,981
LTV	75 %
Net Collateral Value of MTA	666
Per Share	$ 14.8
Collateral Value of CMBS Asset	$ 144
CMBS Debt	84
LTV	58 %
Net Collateral Value of CMBS Asset	60
Per Share	$ 1.3
Net Collateral Value of Encumbered Assets per Share	**$16.1**
Unencumbered Assets	
Contractual Rent for Shopko[1]	43
NOI Workout Assets	5
Estimated Net Book Value of Unencumbered Assets[2]	477
Total Unencumbered Estimated NBV per Share	**$ 10.6**
Preferred Equity retained by SRC	150
Estimated Unencumbered NBV + Net Collateral Value of Encumbered Assets - Preferred Equity per Share	**$ 23.4**

1: Shopko contractual rents are adjusted to reflect sales completed in the fourth quarter of 2017 and anticipated to be completed in the first half of 2018.
2: As of December 31, 2017 the estimated Net Book Value of unencumbered assets include: a) Shopko assets at $336 million (pro forma for anticipated dispositions), b) workout assets at $106 million and c) $35 million Shopko note. No assurance can be given that estimated net book value will be achieved in any eventual disposition of these assets.

Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors

Pg. 10

Quality Assets Within Master Trust Master Trust A Overview Business Sectors (% of Aggregate Collateral Value) Most Recent Issuance Date December 2017 Outstanding Series 2014-1, 2014-2, 2014-3, 2014-4, 2017-1 Ratings (S&P only) A+ / BBB LTV (Dec 2017/Current) 75% / 75% Issuer DSCR (Dec 2017/Current) 1.82x / 1.85x Next Anticipated Repayment Date January 2020 Geography (% of Aggregate Collateral Value) Collateral Pool Snapshot Aggregate Collateral Value $2,545,272,953 Average Collateral Value $3,221,865 Total properties 790 Percent master leases 51%1 Non-zero WA original term (months) 232 Non-zero WA remaining term (months) 110 WA FCCR 2.47x FCCR Range (% of Aggregate Collateral Value) Aggregate gross monthly cash flows $14,581,488 Current collateral yield 6.88%2 Note: All numbers as of March 2018 servicing reports unless otherwise stated. 1: Includes master mortgages. 2: Total annual contract payments as a percentage of aggregate collateral value. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 11

Master Trust Top Tenants & Maturity Profile Master Trust A has a diversified collateral pool and strong top tenant composition Top 10 Tenants Lease & Loan Maturity Schedule Weighted Average Lease Term: 10.4 years Note: All numbers as of March 2018 servicing reports unless otherwise stated. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 12

Master Trust Funding Facility is an Issuer of A+ Notes Net Lease Issuer Market Share (2000—2018 YTD)ï,§ Long and established track record since 2005 Deal Si ze Issuersï,§ Proven issuer of A+ notes, Count ($ MM) CARS 8 $3,915 $510MM in 2014 and SPIRIT 10 $3,502 STORE 8 $1,936 $674MM1 in 2017 CNL 3 $715 Essential Prop. 2 $529 US Restaurant 1 $180 32 $10,776ï,§ Efficient 75% LTV capacity through BBB ratingï,§ Net lease ABS is a small percentage of overall annual multi-billion ABS issuance market 1: Includes $132MM of Class B Notes, which were rated BBB. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 13

S&P Stress Cash Flow Assumptions for A+ Rating Note: Preliminary S&P stress assumptions as of October 2017 shown for non-environmental properties and their related leases only. Additional stresses apply for “environmentally sensitive” properties, leases with less than a 1.0x FCCR, vacant properties and mortgages. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 14

Master Trust Benefits Net lease ABS securitizations provide benefits that do not exist in traditional transactions Transaction Structure Optimize transaction leverage, rating and pricing via efficient and flexible structure Ladder Debt Maturities Reduce the potential for liability sensitivity in a given year Collateral Pool Ability to substitute or release approximately 35% of the collateral pool under specified Flexibilities circumstances 12—24 month prepayment windows prior to ARD; longer windows may be accepted by ABS Refinancing Flexibility investors Failure to repay outstanding principal on an ARD results in an early amortization period, but Soft Balloon at ARD not an event of default; post-ARD interest will accrue Ability to issue additional debt to finance property improvements; does not require investor Property Improvements consent Interest Rate Long term, fixed rate financing; no fixed / floating rate mismatch between underlying leases Management and debt Free Call Early Ability to prepay up to 35% of the Series 2017-1 Notes starting in 36 months after qualified Refinancing deleveraging event; no make whole payment due Prepayment Options Corporate Flexibility Net lease ABS debt is assumable; change of control flexibilities Diversified Financing Dynamic form of financing with unique investor base Source Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 15

Liability Management Opportunity Earliest large refinancing opportunity January and July of 2019—1 Series 2014-1 Class A-1 Notes A No Make repaid in November 2017 Jul Series Cl Whole ARD 2014-1—2 (12 2020 A months) Cl5.37% $252.7mm outstanding on ARD No Make Series A Mar 2014-2 Whole ARD Class (12 2021 5.76% months) $220.7mm outstanding on ARD A No Make Series A Mar 2014-3 Whole ARD Trust Class (12 2022 months) 5.74% $309.0mm outstanding on ARD—1 No Make Jan Master A    Whole ARD Series Cl (12 months) 2020 3.50% $150.0mm    Jan 2014-4—2 No Make Whole A outstanding on ARD ARD (24 months) Cl 4.63% 2030 $ 92.5mm outstanding on ARD A No Make Whole Cl (24 months) Dec Series 4.36% ARD 2017-1 B No Make Whole Cl (24 months) 2022 5.49% $533.4mm (Cl A) and $132.0mm (Cl B) Dec 2020 outstanding on ARD Make Whole End Mar 2020 Date ranges are not to scale Payment Dates Jan 2019Jul 2019 Mar 2021 Jan 2028 2013 2014 2015 2016 2013 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 T+ 0.50% Make Whole Note: Refinancing of any series of mater trust notes is subject to risks and uncertainties, including prevailing market conditions that could adversely affect our ability to refinance such notes on acceptable terms or at all. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 16

MTA Amortization Schedule Series 2014-4 Class A1 ARD—10 $150.0MM due January 2020 Series 2014-1 Class A2 ARD -9.1 $215.9MM due July 20201,2 8.9 9.0 Series 2014-4 Class A2 ARD—8.7 8.8 9 8.4 8.5 $92.5MM due January 2030 8.2 8.3 8.2 Series 2014-2 Class A ARD -$220.7MM due March 2021 8 Series 2014-3 Class A ARD—7.4 7.5 7.3 7.4 $309.0MM due March 2022 7.1 7.2 6.7 6.9 7.0 7 Series 2017-1 Class A and Class B ARD—6.4 6.4 6.5 6.3 $533.4MM (A) and $132.0mm (B) due 6.3 6.3 6.1 6.1 6.2 December 2022 6.0 6.0 5.8 5.9 5.7 5.7 6 5.5 5.5 5.5 5.5 5.6 5.4 5.4 5.5 5.4 5.4 5.5 5.3 5.3 5.2 millions 5 in ‘s $ 4 3 2 1 0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 201820182018201820192019201920192020202020202020202120212021202120222022202220222023202320232023202420242024202420252025202520252026202620262026202720272027202720282028202820282029202920292029 2017-1 Class B 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 2017-1 Class A 0.45 0.45 0.45 0.45 0.45 0.45 0.45 0.45 0.45 0.45 0.45 0.45 0.45 0.45 0.45 0.45 0.45 0.45 0.45 0.30 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 2014-4 Class A2 4.04 4.09 4.14 4.19 4.24 4.30 4.35 4.40 4.46 4.52 4.57 4.63 4.69 4.75 4.81 4.87 4.93 4.99 5.05 5.12 5.18 5.25 5.31 5.38 5.45 5.52 5.59 5.65 5.73 5.80 5.87 5.95 6.02 6.09 6.17 6.25 6.33 6.41 6.49 6.73 6.90 6.99 7.08 7.17 7.26 7.35 7.44 7.53 2014-4 Class A1 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 2014-3 Class A 0.12 0.12 0.13 0.13 0.13 0.13 0.13 0.14 0.14 0.14 0.14 0.14 0.15 0.15 0.15 0.15 0.10 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 2014-2 Class A 0.98 0.99 1.01 1.02 1.04 1.06 1.07 1.09 1.10 1.12 1.14 1.15 0.78 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 2014-1 Class A2 2.61 2.65 2.69 2.73 2.77 2.81 2.86 2.90 2.94 1.98 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 total 8.22 8.32 8.43 8.54 8.65 8.77 8.88 9.00 9.12 8.23 6.32 6.40 6.08 5.36 5.42 5.48 5.49 5.45 5.51 5.42 5.18 5.25 5.31 5.38 5.45 5.52 5.59 5.65 5.73 5.80 5.87 5.95 6.02 6.09 6.17 6.25 6.33 6.41 6.49 6.73 6.90 6.99 7.08 7.17 7.26 7.35 7.44 7.53 2014-1 Class A2 2014-2 Class A 2014-3 Class A 2014-4 Class A1 2014-4 Class A2 2017-1 Class A 2017-1 Class B total 1: Scheduled Series 2014-1 Balance on ARD is $252.67mm; however adjusted Class A2 outstanding balance (~85% of original schedule) shown given repayment of the Series 2014-1 Class A1 Notes in November 2017.    2: Series 2014-1 Class A2 also has a payment of $9.5mm occurring in June 2020. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 17

Experienced Independent Trustees 4 of 5 trustees are independent with a range of experience across real estate, private equity, restructuring and public REITs Trustees Profile • CEO and President of Spirit Realty Capital Jackson Hsieh • Former Managing Director and Vice Chairman of Investment Banking at Morgan Stanley Chairman of the Board • Former Vice Chairman and Sole/Co-Global Head of UBS’s Real Estate Investment Banking Group • CEO of Braemar Hotels & Resorts (formally Ashford Hospitality Prime) since November 2016 Richard J. Stockton and as President since April 2017 Lead Independent Trustee • Former Managing Director and regional group head of Real Estate Investment Banking at Morgan Stanley • Managing Director and Vice Chairman of the Recapitalization & Restructuring Group at Moelis & Steven G. Panagos Company Nom-Gov Chair • Former National Practice Leader of Kroll Zolfo Cooper’s Corporate Advisory & Restructuring Practice • Executive Managing Director of New World Realty Advisors Steven H. Shepsman • Member of the board of directors of the Howard Hughes Corporation Audit Chair • Former chair of the Official Committee of Equity Holders in the Chapter 11 bankruptcy proceedings of General Growth Properties, Inc. • Partner with Standard General L.P. Thomas J. Sullivan • Former managing partner of Smallwood Partners, LLC Compensation Chair • Former member of the board of directors for Media General Inc. and American Apparel Inc. Executive Profile • Interim CEO, Interim President, CFO, and Treasurer of Spirit MTA REIT Ricardo Rodriguez • Former head of term ABS banking and origination at Morgan Stanley Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 18

SRC Platform Capabilities Real estate platform built on experienced management team and specialized disciplines ï,§ Expanded senior management team Finance Accounting and ï,§ Strong cross departmental interaction Credit & Asset Acquisitions Management Research ï,§ Commitment to credit and research Property Closing resources Management Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 19

Overview of SMTA/SRC Relationship Alignment of Interest ï,§ SRC provides property management, special servicing and asset management services to SMTA for total annual fees of approximately $27.7MM ï,§ Asset Management Agreement: – Term: 3-year initial term – Termination Fee: 1.75x Property Management and Asset Management fees for 12 full calendar months preceding termination date – Promote: – 10.0% above 10.0% TSR hurdle – 15.0% above 12.5% TSR hurdle – 20.0% above 15.0% TSR hurdle Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and the first slide of this presentation for a disclosure regarding Forward-Looking Statements and Risk Factors Pg. 20

Appendix — Supplemental Information and Reporting Definitions

Spirit Heat Map Focus on industries that are less vulnerable to competitive forces and technological disruption Worse Technological Disruption Better 100 50 0 Better 0 Wholesale Clubs Entertainment Data Centers Building Materials Industrial Entry, Pet Supplies Home Improvement to Specialty Retail Drug Stores Medical Office Substitutions) Travel Plaza Manufacturing Forces Movie Theaters Education Barriers Home Furnishings and 20% Grocery Five 50 Buyers Auto Parts Dollar Stores Auto Service Sporting Goods Auto Dealers C-Stores QSR Competition, Casual Dining Professional Services Suppliers, Porter’s General Merchandise (50% 10% (ShopKo) Car Washes Office Supplies Health and Fitness Apparel Consumer Electronics Worse100 1: Porter’s 5 Forces includes competition, substitution, barriers to entry, supplier dynamic and buyer dynamic. Please refer to Michael E. Porter, “Competitive Strategy: Techniques for Analyzing Industries and Competitors”

Illustrative SMTA Industry Investment1 SMTA is targeting several industries for future growth General Merchandise (Shopko) $557MM Best Fit $360MM Line Casual Dining SMTA’s $ Movie Theaters Industries Industrial below the QSR Investment best fit line within $240MM are areas in each which category SMTA intends to Medical Office increase its Specialty Retail investment $120MM Home Furnishings Automotive Service Education Grocery Health and Fitness Auto Dealers Entertainment Professional Services Car Washes Drug Stores Sporting Goods Risk Adjusted Return Based On Spirit’s Heat Map 1: Excludes multi-tenants, vacant properties, and industries with a total real estate investment less than $10MM. Industries are for retail and office assets only. Industrial and data centers are shown at the asset level. Industrial for SMTA includes the $123 million in Real Estate investment for the Academy Sports distribution center in Katy, Texas. As of 03/31/2018. Pg. 23

Spirit Property Ranking Model

- Asset level ranking of all properties using twelve criteria
- Individual weightings applied to each criteria to arrive at overall ranking
- All rankings updated annually
- All acquisition candidates ranked; key ingredient in Investment Committee decision process
- Weightings favor real estate centric criteria
- Heavier weighting on objective criteria
- Incorporates Spirit Heat Map via Industry criteria
- Ranking is LGD oriented vs. EDF
- Ranking is not a binary decision making metric


16%
21%
64%
Real Estate
Lease


41%
59%
Objective
Subjective

Criteria	Weighting	Formula
Pre-OH Unit FCC	5	FCC > 4 = 10; FCC< 1 = 0; FCC between 4 and 1 scaled by 0.4
Pre-OH ML FCC	5	FCC > 4 = 10; FCC< 1 = 0; FCC between 4 and 1 scaled by 0.3
Corp. FCC	5	FCC > 4 = 10; FCC< 1 = 0; FCC between 4 and 1 scaled by 0.3
Lease Term	14	Term > 15 yrs = 10; > 11 yrs = 7; > 5 yrs = 4; < 5 yrs = 0
Lease Type	2	Absolute NNN = 10; NN = 0
Rent bump	5	Annual bump = 10; Other fixed bumps = 7; Flat = 0
5-mile HH Income	10	> $100k = 10; < $100k scaled by $9.3k
5-mile Population	15	> 300k = 10; > 150k = 9; > 100k = 8; > 75k = 7; > 50k = 6; between 40k and 10k scaled by 8k; < 10k = 0
Contract/Dark Rent	20	< -50% = 10; < -20% = 8; < 20% = 5; < 40% = 3; < 100% = 0; < 200% = -3; > 200% = -5
RE Score	15	Subjective; based on trade area, co-tenacy, access, visibility,proximity to demand generators
State	5	Historic and projected Population growth, Employment growth, Unemployment rate, GDP growth, CNBC 2017 Business Survey
Industry	1	Adjustment based on Spirit Heat Map
TOTAL	100	

Pg. 24

Asset Level Ranking System Tenant KFC KFC Taco Bell / KFC Location Stone Mountain, GA Alexandria, VA Spencer, IN 5 Mile Pop. 158,143 551,076 8,015 5 Mile Income $63,569 $98,778 $45,319 Lease Term 14.9 3.6 4.1 Remaining (Years) Coverage 4.4x 3.2x 2.0x (Pre-OH Unit FCC) (Corporate FCC) (Pre-OH Unit FCC) Rent (PSF) $27 $60 $37 (At Dark Rent) (50% Above Dark Rent) (210% Above Dark Rent) Real Estate Ranking 1 2 4 (1 – 5) Ranking Score 751 546 336 Pg. 25

Process Improvements Operations Finance & Accounting • Midland Servicing Transferred In- • Implemented Flash Report House • Lease Administration • Asset Management Realignment Transitioned to Property • Credit Monitoring Process Accounting Reengineered • Collaborative Tenant Review • Enhanced Tax & Insurance • Enhanced Rent Monitoring Surveillance • Cash Automation Project • Enhanced Customer Onboarding Underway • Implementation of Tenant Portal Legal Technology Acquisitions • Strengthened • IT Optimization Project • Growing Direct Sale-Agreements & Forms Underway Leaseback with a Focus (Risk Mitigation) • MRI Data Validation on Existing Tenants • Enhanced Insurance Underway • Streamlined Pipeline Risk & Surveillance Process • EDMS Implementation • Enhanced Marketing Underway • Team Realignment Pg. 26

Reporting Definitions

Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation

Annualized Adjusted EBITDAre is calculated by multiplying Adjusted EBITDAre of a quarter by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDAre is included in the Appendix found at the end of this presentation.

Adjusted Debt to Annualized Adjusted EBITDAre is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs and, therefore, may not be comparable to such other REITs.

Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For Multi-Tenant properties, non-reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate. In the case of MTA remittance reports, capitalization rate or "Cap Rate" is defined as annualized cash rents divided by Collateral Value.

Collateral Value: The "collateral value" means, as of any determination date, (i) with respect to each mortgaged property (that does not otherwise secure a mortgage loan) owned by a note issuer, the appraised value of such mortgaged property as of the date such asset was added to the collateral pool; provided that, in the event that the property manager has caused all mortgaged properties to be re-appraised and determined that the collateral values should be revised, then the collateral value of each mortgaged property will be such re-appraised value, or (ii) with respect to each mortgage loan, the lesser of (a) the appraised value of the related property securing such mortgage loan and (b) the outstanding principal balance of such mortgage loan. Collateral Value is not a guarantee of actual value that may be realized on sale.

Contractual Rent represents monthly contractual cash rent and earned income from direct financing leases, excluding percentage rents, from our Owned Properties recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk.

EBITDAre is a non-GAAP financial measure and is computed in accordance with standards established by NAREIT. EBITDAre is defined as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated real estate ventures, plus adjustments to reflect the Company's share of EBITDAre of unconsolidated real estate ventures.

Fixed Charge Coverage Ratio (FCCR) is defined as Adjusted EBITDAR / Fixed Charges.

Adjusted EBITDAR: As to any unit, an amount equal to the sum of such unit (i) pre-tax income, (ii) interest expense, (iii) all non-cash amounts in respect of depreciation and amortization, (iv) all non-recurring expenses, (v) specifically documented discretionary management fees and (vi) all operating lease or rent expense (including with respect to any Equipment Loans) less (vii) all non-recurring income and standardized overhead expense based on the industry standards;

Fixed Charges: As to any unit, an amount equal to the sum of (i) total operating lease or rent expenses, (ii) interest expense and (iii) scheduled principal payments on indebtedness, in each case for the period of time as to which such figure is presented;

In the event that the Property Manager does not receive sufficient financial information with respect to any Mortgaged Property from the applicable Obligor(s) to make the calculations set forth above on an unit level, FCCR may be calculated based on corporate financial statements received from the applicable Obligor(s) or the Parent(s). In the case of master leases, references to unit refer to the group of units subject to the same master lease, in the aggregate.

Pg. 27

Reporting Definitions

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance.

AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring and divestiture costs, other G&A costs associated with relocation of the Company's headquarters, transactions costs associated with our spin-off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable, provision for bad debts and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs' AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure.

GAAP Generally Accepted Accounting Principles in the United States.

Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs.

Occupancy is calculated by dividing the number of economically yielding Owned Properties in the portfolio as of the measurement date by the number of total Owned Properties on said date.

Real Estate Investment represents the Gross Investment plus improvements less impairment charges.

Spirit Heat Map is an analysis of potential tenant industries across Porter's Five Forces and technological disruption to identify tenant industries which have good fundamentals for future performance.

Spirit Property Ranking Model A proprietary model used annually to rank properties across twelve factors and weightings consisting of both real estate quality scores and credit underwriting criteria, in order to benchmark property quality, identify asset recycling opportunities and to enhance acquisition or disposition decisions.

Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate the same or similar business concept or brand.

Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sale price components for all leases within the sample.

Pg. 28